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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 28, 2003

                            HFB FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


          Tennessee                   0-20956                   61-1228266
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(State or other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of  Incorporation)                                  Identification Number)


               1602 Cumberland Avenue, Middlesboro, Kentucky 40965
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                    (Address of principal executive offices)


                                 (606) 248-1095
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On October 28, 2003, HFB Financial Corporation, Middlesboro, Kentucky ("HFB Financial"), the holding company for Home Federal Bank Corporation, entered into an Agreement and Plan of Merger with HFB Merger Corp., a wholly-owned subsidiary of HFB Financial ("Newco"), providing for the merger of Newco with and into HFB Financial. As a result of the merger, shareholders of HFB Financial who own fewer than 250 shares will receive $22.75 in cash for each share they own as of the effective time of the merger.

         Consummation of the merger is subject to the satisfaction of various conditions, including, but not limited to, approval of the Agreement and Plan of Merger by the shareholders of HFB Financial and the aggregate cash merger consideration being less than $3 million.

         Additional information regarding the merger is set forth in the press release of HFB Financial and the Agreement and Plan of Merger, copies of which are filed with this Report and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

                  Exhibit No.                    Description


                  Exhibit 2.1 Agreement and Plan of Merger, dated October 28, 2003, by and between HFB Financial Corporation and HFB Merger Corp.

                  Exhibit 99.1      Press Release, dated October 28, 2003

                  Exhibit 99.2      Letter to Shareholders, dated October 28,
                                    2003


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HFB Financial Corporation
                                      (Registrant)


Date: October 30, 2003                By: /s/ David B. Cook
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                                          Name:  David B. Cook
                                          Title: President and CEO